UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

October 22, 2008
Date of Report (Date of earliest event reported)

ASSURED PHARMACY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33165	98-0233878
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17935 Sky Park Circle, Suite F, Irvine, CA, 85016
(Address of principal executive offices)

(949) 222-9971
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On October 22, 2008, the Registrant entered into an amendment (the “Amendment”) to the prime vendor agreement, dated as of July 1, 2007 (the “Agreement”), with AmerisourceBergen Drug Corporation, a Delaware corporation (“Amerisource”). The parties entered into the Amendment, among other things, to clarify and modify certain terms under the Agreement.

     The Amendment clarifies the Agreement to provide that the Agreement is applicable solely to two pharmacies of the Registrant each located in the State of Oregon, at (a) 10196 SW Parkway, Portland, OR 97725 and (b) 831 NW Council Drive, Gresham, OR 97030, respectively. These pharmacies are operated, respectively, by Assured Pharmacies Northwest, Inc., a Nevada corporation, and Assured Pharmacy Gresham, Inc., a Nevada corporation, each a subsidiary of the Registrant.

     Further, the Amendment modifies the Agreement to permit either party to terminate the Agreement without cause, at any time, upon 60 days’ prior written notice to the other party.

     Under the Amendment, Amerisource has consented to the Registrant’s assignment of its rights, and/or delegation of its duties, under the Agreement following the change of control of the Registrant upon consummation of the transactions contemplated under the Securities Purchase Agreement, dated as of October 7, 2008, between the Registrant and APHY Holdings LLC, a Delaware limited liability company, formed as a special purpose vehicle for purposes of such transactions by Enhanced Equity Fund, L.P.

     Except for the changes provided for under the Amendment, the Agreement remains in full force and effect in accordance with its original terms.

     A copy of the Amendment is attached as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits

a)	Not applicable.

b)	Not applicable.

c)	Not applicable.

d)	Exhibits

10.1.	Amendment to Prime Vendor Agreement, dated as of October 22, 2008, between the Registrant and AmerisourceBergen Drug Corporation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: October 28, 2008

ASSURED PHARMACY, INC.

By:	/s/ Robert J. DelVecchio
Name: Robert J. DelVecchio
Title: Chief Executive Officer